UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 31, 2010
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On March 31, 2010, Alaska Airlines, Inc. finalized two separate $100 million variable-rate credit facilities with a syndicate of financial institutions.

Borrowings on one of the $100 million facilities will be secured by aircraft collateral.  The syndicate for this facility is led by Citibank, N.A. as administrative agent and Bank of America, N.A. as syndication agent, and includes Societe Generale.  This facility will expire in March 2013.

Borrowings on the other $100 million facility will be secured by certain accounts receivable, spare engines, spare parts and ground service equipment.  The syndicate for this facility is led by Wells Fargo Capital Finance, LLC, part of Wells Fargo & Company (NYSE:WFC), as agent and US Bank National Association as documentation agent, and includes Bank SinoPac.  This facility will expire in March 2014.

These facilities replace the Company's $185 million credit facility that terminated March 30, 2010.  The Company has no immediate plans to borrow using either of these credit facilities.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: April 2, 2010

/s/ Brandon S. Pedersen
Brandon S. Pedersen
Vice President/Finance and Controller

/s/ Glenn S. Johnson
Glenn S. Johnson
Executive Vice President/Finance and Chief Financial Officer